HomeStreet, Inc. Schedules Second Quarter 2014 Earnings Call for Tuesday, July 29, 2014

SEATTLE – June 30, 2014 – HomeStreet, Inc. (NASDAQ:HMST), the parent company of HomeStreet Bank, will conduct a quarterly earnings conference call on Tuesday, July 29, 2014 at 1:00 p.m. EDT. Mark K. Mason, President and CEO, will discuss second quarter 2014 results and provide an update on recent activities. A question and answer session will follow the presentation. Shareholders, analysts and other interested parties may register in advance at http://dpregister.com/10048388 or may join the call by dialing 1-877-508-9589 (1-855-669-9657 in Canada) shortly before 1:00 p.m. EDT. A rebroadcast will be available approximately one hour after the conference call by dialing 1-877-344-7529 and entering passcode 10048388.
The information to be discussed in the conference call will be available on the company's web site at 8:00 p.m. EDT on Monday, July 28, 2014.
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About HomeStreet
HomeStreet, Inc. (NASDAQ:HMST) is a diversified financial services company headquartered in Seattle, Washington and the holding company for HomeStreet Bank, a state-chartered, FDIC-insured savings bank. HomeStreet Bank offers consumer and business banking and investment and insurance products and services in the Pacific Northwest, California and Hawaii. ir.homestreet.com.

Contact:
Terri Silver
HomeStreet, Inc.
(206) 389-6303
terri.silver@homestreet.com
http://ir.homestreet.com